Exhibit 10.7

Award Number:

ATHENEX, INC. 2017 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

1.Issuance of Shares. Athenex, Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Stock Award Agreement (the “Restricted Stock Agreement”) and the terms and provisions of the Company’s 2017 Omnibus Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Agreement. All Shares issued under this Restricted Stock Agreement will be deemed issued to the Grantee as fully paid and nonassessable shares, subject to forfeiture as provided in the Notice and this Restricted Stock Agreement, and the Grantee will have the right to vote the Shares at meetings of the Company’s stockholders.

2.Transfer Restrictions. The Shares issued to the Grantee under this Restricted Stock Agreement may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the vesting schedule specified in the Notice (the “Vesting Schedule”). Any attempt to transfer Restricted Shares (as defined in the Notice) in violation of this Section 2 will be null and void and will be disregarded.

3.Additional Securities and Distributions.

(a)Any securities or cash received as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, will be subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule.

(b)The Grantee will be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased will constitute Additional Securities, subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule, but the Grantee may not direct the Company to sell any of these warrants or options. However, the Grantee understands and agrees that any Additional Securities received from the Grantees’ exercise of any warrant or option received as Additional Securities may be subject to forfeiture under the terms of the Notice, the Plan and this Restricted Stock Agreement and that Company will have no liability to the Grantee resulting from any forfeiture of these Additional Securities.

(c)If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired will constitute Additional Securities, subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule.

4.Taxes.

(a)No Section 83(b) Election. As a condition to receiving the Shares, the Grantee agrees to refrain from making an election pursuant to Section 83(b) of the Code with respect to the Shares.

(b)Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(c)Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of the Tax Withholding Obligation in a manner acceptable to the Company. At any time not less than five (5) business days (or fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation that the Company determines is sufficient by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company, or (iii) such other means as specified from time to time by the Administrator. If the Grantee does not make such arrangements, the Company may, at its sole election, satisfy the Grantee’s Tax Withholding Obligation in accordance with clause (i) below.

(i)By Sale of Shares. The Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company, and any brokerage firm determined acceptable to the Company for this purpose, to sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation (a “Tax Obligation Sale”). These Shares will be sold on the day the Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs related to a Tax Obligation Sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any Tax Obligation Sale. To the extent the proceeds of a Tax Obligation Sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay the excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for a Tax Obligation Sale at any particular price, and that the proceeds of any Tax Obligation Sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by a Tax Obligation Sale.

The Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to pay the Company the amount of the deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

5.Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer specified in this Restricted Stock Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company may issue a “stop transfer” instruction if the Grantee fails to satisfy any Tax Withholding Obligations.

6.Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Restricted Stock Agreement (an “Improper Transfer”) or (ii) to treat as owner of any Shares or to accord the right to vote or pay dividends to any purchaser or other transferee of Shares in an Improper Transfer.

7.Restrictive Legends. The Grantee understands and agrees that the Company will cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE RESTRICTED STOCK AWARD AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8.[Intentionally Omitted.]

9.Entire Agreement: Governing Law.  The Notice, the Plan and this Restricted Stock Agreement constitute the entire agreement of the parties with respect to the subject matter of this Restricted Stock Agreement and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter of this Restricted Stock Agreement, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. The Notice, the Plan and this Restricted Stock Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Restricted Stock Agreement, including, without limitation, any provision of Section 13 of this Restricted Stock Agreement, be determined for any reason to be illegal, invalid or unenforceable, it is the specific intent of the parties that the provision will be modified to the minimum extent necessary to make it or its application valid and enforceable and will be enforced to the fullest extent allowed by law and the other provisions of the Notice, the Plan and this Restricted Stock Agreement will nevertheless remain effective and will remain enforceable.

10.Construction. The captions used in the Notice and this Restricted Stock Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

11.Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Restricted Stock Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

12.Venue and Waiver of Jury Trial. The Company and the Grantee (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Restricted Stock Agreement shall be brought in the United States District Court for Western District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in an appropriate state court in the State of New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

14.Language. If the Grantee has received this Restricted Stock Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.

15.Nature of Award. In accepting the Award, the Grantee acknowledges and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Restricted Stock Agreement;

(b)the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been awarded repeatedly in the past;

(c)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d)the Grantee’s participation in the Plan is voluntary;

(e)the Grantee’s participation in the Plan shall not create a right to any employment with the Grantee’s employer and shall not interfere with the ability of the Company or the employer to terminate the Grantee’s employment relationship, if any, at any time;

(f)the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Related Entity;

(g)in the event that the Grantee is not an Employee of the Company or any Related Entity, the Award and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;

(h)the future value of the Shares is unknown and cannot be predicted with certainty;

(i)in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or Shares acquired upon vesting of the Award, resulting from termination of the Grantee’s Continuous Service by the Company or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, the Grantee irrevocably releases the Company and any Related Entity from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

(j)in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to receive Awards under the Plan and to vest in such Awards, if any, will (except as otherwise provided in the Notice or herein) terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Administrator shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of this Award;

(k)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares; and

(l)the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

19.Data Privacy.

(a)The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Restricted Stock Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(b)The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c)The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

END OF AGREEMENT